Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
(CA) Ads, LLC	Delaware	CCARE (Multi) QRS 9-1, Inc.	Delaware
(CA) CHC LP	Delaware	CD Corp-5, Inc.	Delaware
24 HR TX (TX) Limited Partnership	Delaware	CD UP LP	Delaware
24 HR-TX (MD) Business Trust	Maryland	CDC Paying Agent LLC	Delaware
24 HR-TX GP (TX) QRS 12-66, Inc.	Delaware	Chkfree WPC Member (GA) LLC	Delaware
308 Route 38 LLC	Delaware	Citrus Heights (CA) GP, LLC	Delaware
308 Route 38, Inc.	Delaware	Comquest West (AZ) 11-68, Inc.	Delaware
50 Rock Partners	New York	Consys-9 (SC) LLC	Delaware
ABI (TX) Limited Partnership	Delaware	Corporate Property Associates 4-A
ABI (TX) LLC	Delaware	California Limited Partnership	California
ABI GP (TX) LLC	Delaware	Corporate Property Associates 6-A
AFD (MN) LLC	Delaware	California Limited Partnership	California
Alpena Franchise Corp.	Michigan	Corporate Property Associates 9-A
Alpena License Corp.	Michigan	Delaware Limited Partnership	Delaware
Amln Landlord LLC	Delaware	Corporate Property Associates I	Maryland
ANTH WPC (CA) LLC	Delaware	Corporate Property Associates LP	California
AW WPC (KY) LLC	Delaware	CPA Burnhaven LP	Delaware
AZO Driver (DE) LLC	Delaware	CPA Paper, Inc.	Delaware
AZO Mechanic (DE) LLC	Delaware	Cross LLC	Georgia
AZO Navigator (DE) LLC	Delaware	Dent (TX) LP	Delaware
AZO Valet (DE) LLC	Delaware	Denton (TX) QRS 10-2, LLC	Delaware
AZO-A L.P.	Delaware	Denton (TX) Trust	Maryland
AZO-B L.P.	Delaware	DP WPC (TX) LLC	Delaware
AZO-C L.P.	Delaware	Drayton Plains (MI), LLC	Delaware
AZO-D L.P.	Delaware	Emerald Development Company, Inc.	Delaware
Bill CD LLC	Delaware	Faur WPC (OH) LLC	Delaware
Bone (DE) LLC	Delaware	Fifth Rock Limited Partnership	New York
Bone Manager, Inc.	Delaware	Fly CD, LLC	Delaware
BRI (MN) LLC	Delaware	Food WPC (MI) LLC	Delaware
Broomfield Properties Corp.	Colorado	Forge River (TX) LP	Delaware
Bud Limited Liability Company	Tennessee	Forge River GP (TX) WPC, INC.	Delaware
Build (CA) QRS 12-24, Inc.	California	H2 Lender WPC LLC	Delaware
Call LLC	Delaware	Hibbett (AL) 11-41, Inc.	Delaware
Carey Asset Management Corp.	Delaware	HLWG Two Lender SARL	Luxembourg
Carey Financial, LLC	Delaware	Illkinvest SAS	France
Carey Management LLC	Delaware	Keystone Capital Company, Inc.	Washington
Carey Management Services, Inc.	Delaware	Livho, Inc.	Delaware
Carey Norcross, L.L.C.	Delaware	Map Invest 1 SARL	France
Carey REIT II, Inc.	Maryland	Map Invest 2 SARL	France
Carey REIT, Inc.	Maryland	Map Invest SCI	France
Carey Storage I (Ca) Rohnert LLC	Delaware	Mapi Invest SPRL	Belgium
Carey Technology Properties II LLC	Delaware	Mapinvest Delaware LLC	Delaware
Carey V. Shares LLC	Delaware	Mauritius International I LLC	Delaware
Carlog 1 SARL	France	Olimpia Investments Sp. z o.o.	Poland
Carlog 2 SARL	France	Paper Limited Liability Company	Delaware
Carlog SCI	France	Phone (LA), LLC	Delaware
CCARE (Multi) Limited Partnership	Delaware	Phone Managing Member, LLC	Delaware
W. P. Carey 2007 10-K – 91

Exhibit 21.1

State or Country
Name of Subsidiary	of Incorporation
Pilbara Investments Limited	Cyprus
Polkinvest Sprl	Belgium
QRS 10-18 (FL), LLC	Delaware
QRS 11-12 (FL), LLC	Delaware
QRS 11-14 (NC), LLC	Delaware
QRS 11-2 (AR), LLC	Delaware
QRS 11-41 (AL), LLC	Delaware
Quest-US West (AZ) QRS 11-68, LLC	Delaware
Randolph/Clinton Limited Partnership	Delaware
Rush It LLC	Delaware
Schobi (Ger-Pol) LLC	Delaware
SPEC (CA) QRS 12-20, Inc.	California
Storage 1 (Ct) LLC	Delaware
Telegraph (MO) LLC	Delaware
Telegraph Manager (MO) WPC, Inc.	Delaware
Three Aircraft Seats (DE) LP	Delaware
Three Cabin Seats (DE) LLC	Delaware
Torrey Pines Limited Partnership	California
Torrey Pines, LLC	Delaware
Tours Invest SAS	France
UP CD LLC	Delaware
Venice (CA) LP	Delaware
W. P. Carey Asia LLC	Delaware
W. P. Carey Holdings, LLC	Delaware
W.P. Carey & Co (UK) LLC	Delaware
W.P. Carey Development LLC	Delaware
W.P. Carey International LLC	Delaware
Wals (IN) LLC	Delaware
Wst Un (Mo) LLC	Delaware
Wst Un Manager (Mo) Wpc, Inc.	Delaware
W. P. Carey 2007 10-K – 92